Exhibit 5

[Simpson Thacher & Barlett Letterhead]

March 13, 2013

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, Connecticut 06830

Ladies and Gentlemen:

We have acted as counsel to Genesee & Wyoming Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-183862) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 5,984,232 shares (the “Shares”) of Class A Common Stock, par value $.01 per share (the “Common Stock”), to be sold by the selling stockholder (the “Selling Stockholder”) named in the Prospectus Supplement (as defined below).

We have examined the Registration Statement as it became effective under the Securities Act; the prospectus contained therein (the “Base Prospectus”), as supplemented by the prospectus supplement relating to the Shares to be sold by the Selling Stockholder, dated March 13, 2013 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act on the date hereof. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents or statements of public officials, of officers and representatives of the Company and of the Selling Stockholder.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares to be sold by the Selling Stockholder pursuant to the Prospectus are validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Current Report on Form 8-K of the Company filed with the Commission in connection with the resale of the Shares by the Selling Stockholder and to the use of our name under the caption “Legal Opinion” in the Base Prospectus and “Validity” in the Prospectus Supplement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP